UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2018, Axis Capital Holdings Limited (the “Company”) announced that Kent Ziegler will join the Company as Global Corporate Controller on November 5, 2018 and, in connection with this role, will assume the position of Principal Accounting Officer, currently held by James O’Shaughnessy, effective as of November 15, 2018.

Mr. Ziegler, age 56, joins the Company from Allied World Assurance Company Holdings, GmbH (“Allied World”), where he served as Senior Vice President and Chief Financial Officer since August 2017 and was responsible for worldwide finance resources and financial reporting and controls. Previously, from 2013 to 2017, he served as Senior Vice President and Chief Accounting Officer of Allied World.

In connection with Mr. Ziegler’s employment as Global Corporate Controller and his appointment as Principal Accounting Officer of the Company, AXIS Specialty U.S. Services, Inc. entered into an offer letter (the “Offer Letter”) with Mr. Ziegler. Pursuant to the Offer Letter, Mr. Ziegler’s annual base salary will be $425,000, and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 70% of his base salary. Mr. Ziegler will also be entitled to receive a $75,000 special acceptance bonus payable within his first month of employment and subject to forfeiture if he terminates his employment with the Company for any reason prior to November 5, 2019. Mr. Ziegler will receive a sign-on equity award of restricted stock units with a grant date fair value of $250,000. Mr. Ziegler will also be eligible to participate in the Company’s 2017 Long Term Equity Compensation Plan, with an annual target equity award valued at $400,000. Under the Offer Letter, in the event Mr. Ziegler is terminated without cause due to a change in control that occurs between November 5, 2018 and December 31, 2019 and subject to his execution of a customary waiver and release of claims, Mr. Ziegler will be entitled to receive: (i) a payment equal to 100% of his annual salary and (ii) a payment equal to 100% of his target annual bonus, subject to reduction in certain circumstances in the event such payments would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Mr. Ziegler will also be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 2018

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel